Exhibit 99.1

Media relations contact: Judy DeRango Wicks (678) 375-1595 jdwicks@checkfree.com	Investor relations contact: Tina Moore (678) 375-1278 tmoore@checkfree.com

FOR IMMEDIATE RELEASE
CheckFree Completes Suite of Electronic Bill Payment Services with
Acquisition of PhoneCharge
ATLANTA (January 3, 2006) — CheckFree Corporation (NASDAQ: CKFR) today announced the acquisition of PhoneCharge, Inc., a leading provider of telephone and Internet-based bill payment services, for approximately $100 million in a cash transaction that closed effective January 1, 2006. The combination rounds out CheckFree’s electronic bill payment solutions, giving billers the ability to provide a comprehensive suite of payment options to their customers from a single provider.
     The acquisition of PhoneCharge will help CheckFree meet all of the electronic bill payment processing needs for billing organizations by supporting every channel, including online, walk-in, telephone, and lockbox through accounts receivable conversion processing. By working with a single, strategic electronic bill payment partner, billing organizations can further reduce costs and operational complexity that they face in managing multiple remittance vendors and settlement processes. CheckFree’s focus is helping billers optimize their management of the “Revenue Collection Lifecycle.”
     Today, PhoneCharge offers proven phone payment services to an established base of companies, including national and regional telecommunications, cable television, utility and other billing organizations. The acquisition expands CheckFree’s market position in offering convenience payments, which billers offer consumers in order to make last-minute or same-day bill payments to avoid late fees or service interruptions. These capabilities complement CheckFree’s existing focus on faster payment processing across the channels it supports. CheckFree can also offer its billing customers the option of offering multiple payment instruments to their customers to fund their bill payments, including electronic checks, debit and credit cards.
     “The acquisition of PhoneCharge reaffirms CheckFree’s strategic commitment to serving the end-to-end electronic bill payment needs of billing organizations,” said Matt Lewis, executive vice president and general manager of CheckFree’s Electronic Commerce division. “By consolidating bill payment processing for all channels with one trusted partner, billing organizations can optimize their management of the Revenue Collection Lifecycle for improved operational efficiency, customer service and competitive advantage.”
     The Company expects the acquisition to be neutral to GAAP earnings per share for fiscal 2006 and accretive thereafter. CheckFree plans to provide more detail on its regularly scheduled quarterly earnings conference call on January 24, 2006.
About CheckFree (www.checkfreecorp.com)
Founded in 1981, CheckFree Corporation (Nasdaq: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable thousands of financial services providers and billers to offer their customers the convenience of receiving and paying their household bills online or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to thousands of financial services organizations, which manage more than $1.2 trillion in assets. CheckFree Software develops, markets and
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CheckFree Completes Suite of Electronic Bill Payment Services with Acquisition of PhoneCharge supports software applications that are used by financial institutions to process more than two thirds of the 12 billion ACH transactions in the United States. The division also provides operational risk management, financial messaging, corporate actions, and regulatory compliance software to more than 1,500 organizations across the globe.
Certain of CheckFree’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements regarding expectations for earnings per share for fiscal 2006 and thereafter (paragraph 5). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in CheckFree’s business, and other risks and uncertainties detailed from time to time in CheckFree’s periodic reports filed with the Securities and Exchange Commission, including CheckFree’s Annual Report on Form 10-K for the year ended June 30, 2005 (filed September 2, 2005), and Form 10-Q for the quarter ended September 30, 2005 (filed November 8, 2005). One or more of these factors have affected, and could in the future affect CheckFree’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this press release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by CheckFree, or any other person, that the objectives and plans of CheckFree will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and CheckFree assumes no obligation to update any forward-looking statements.
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